As filed with the Securities and Exchange Commission on May 12, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KIDPIK CORP.

(Exact name of registrant as specified in its charter)

Delaware	81-3640708
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Park Avenue South, 3rd Floor

New York, New York 10003

(Address of principal executive offices)

Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan

(Full title of the plans)

Mr. Ezra Dabah

Chief Executive Officer

Kidpik Corp.

200 Park Avenue South, 3rd Floor

New York, New York 10003

(Name and address of agent for service)

(212) 399-2323

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Kidpik Corp. (“we”, “us”, “our”, the “Company” or “Registrant”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register:

●	264,000 shares of common stock, $0.001 par value per share (“Common Stock”) reserved for future issuance upon the vesting and settlement of outstanding time-based restricted stock units previously awarded under the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”);

●	480,000 shares of Common Stock reserved for future issuance upon the vesting and exercise of outstanding options previously granted under the 2021 Plan; and

●	1,856,000 shares of Common Stock reserved for future awards under the 2021 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1. Plan Information.

The Company will provide each recipient (the “Recipients”) of an award under the 2021 Plan with documents that contain information related to the 2021 Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Corporate Secretary

Kidpik Corp.

200 Park Avenue South, 3rd Floor

New York, New York 10003

(212) 399 2323

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended January 1, 2022 filed with the SEC on April 1, 2022 (File No. 001-41032);

(b)	The information specifically incorporated by reference in the Annual Report on Form 10-K for the year ended January 1, 2022 from the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 2, 2022 (File No. 001-41032);

(c)	The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 21, 2022 and April 14, 2022 (File No. 001-41032); and

(d)	The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed on November 5, 2021 (File No. 001-41032) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s Board of Directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

The Company’s Second Amended and Restated Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Company’s Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

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Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The form of the Company’s indemnification agreement, which it enters into with each of its officers and directors, is in the form of Exhibit 10.1 to the Current Report on Form 8-K which the Company filed with the SEC on November 16, 2021.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

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Item 9. Undertakings

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York on the 12th day of May 2022.

KIDPIK CORP.

/s/ Ezra Dabah
By:	Ezra Dabah, Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Ezra Dabah and Mr. Adir Katzav, or any one of them, with full power of substitution, re-substitution and authority to act in the absence of the other, as his or her true and lawful attorneys-in-fact and agents, with full power for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ezra Dabah	Chairman, President, and Chief Executive Officer (Principal Executive Officer)	May 12, 2022
Ezra Dabah

/s/ Adir Katzav	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial/Accounting Officer)	May 12, 2022
Adir Katzav

/s/ David Oddi	Director	May 12, 2022
David Oddi

/s/ Bart Sichel	Director	May 12, 2022
Bart Sichel

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Second Amended and Restated Certificate of Incorporation of Kidpik Corp. filed with the Secretary of State of Delaware on May 10, 2021	S-1	333-260101	3.1	October 6, 2021
4.2	Amended and Restated Bylaws of Kidpik Corp.	S-1	333-260101	3.2	October 6, 2021
5.1*	Opinion of The McGeary Law Firm, P.C.					X
23.1*	Consent of CohnReznick LLP					X
23.2*	Consent of The McGeary Law Firm, P.C. (included in Exhibit 5.1)					X
24.1*	Power of Attorney (included on the signature page of this registration statement)					X
99.1***	Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan	S-1	333-260101	10.35	October 6, 2021
99.2***	Forms of Restricted Stock Unit Grant Notice and Award Agreement under the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan (November 2021 Officer and Director Awards)	8-K	001-41032	10.2	November 16, 2021
99.3***	Forms of Stock Option Grant Notice and Stock Option Agreement under the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan	10-Q	001-41032	10.2	December 22, 2021
99.4***	Forms of Restricted Stock Unit Grant Notice and Award Agreement under the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan					X
99.5***	Forms of Restricted Stock Grant Notice and Award Agreement under the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan					X
99.6***	Form of Stock Option Agreement under the Kidpik Corp. First Amended and Restated 2021 Equity Incentive Plan					X
107*	Filing Fee Table

*	Filed herewith.

***	Indicates management contract or compensatory plan or arrangement.

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